UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2010

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)    APPOINTMENT OF CERTAIN OFFICERS

On August 10, 2010, PetroAlgae Inc. (“PetroAlgae”) reorganized its management structure in preparation for its initial public offering. The board of directors of PetroAlgae appointed David P. Szostak as Chief Financial Officer, Gregory W. Haskell as Executive Vice President - Strategy, Fred G. Tennant as Executive Vice President - Business Development and Heinrich Gugger as Executive Vice President - Technology. Prior to the reorganization of the management structure, each of Mr. Haskell, Mr. Tennant and Mr. Gugger were employed solely by PA LLC, PetroAlgae’s operating subsidiary.

David P. Szostak, 55, was appointed Chief Financial Officer of PetroAlgae. Mr. Szostak has been PetroAlgae’s President, Treasurer and Secretary since December 2008, and the Chief Financial Officer of PA LLC since its inception in 2006. Since 2002, Mr. Szostak has been a director of XL Tech Group Inc. (“XL Tech”), an inactive holding company controlled by certain principals of PetroAlgae. Mr. Szostak, a certified public accountant, began his career in Chicago, Illinois working as an auditor for Laventhol and Horwarth LLP, a large accounting firm. In 1987, he became the Corporate Controller at Extel, Inc., or Extel, a global manufacturer of electronic communication equipment for industry and government. In 1990, when Extel acquired Hetra Computer, Inc., or Hetra, a manufacturer of government specialty computers, Mr. Szostak became Hetra’s Vice President and Chief Financial Officer. In 1993, when XL Vision Inc. or XL Vision, the predecessor company to XL Tech acquired Hetra, Mr. Szostak continued in the same positions with XL Vision. He holds a B.Sc. in finance from Southern Illinois University, with graduate studies at DePaul University.

Gregory W. Haskell, 53, was appointed Executive Vice President - Strategy of PetroAlgae and will be responsible for corporate strategy. Mr. Haskell joined PA LLC in 2008 as Vice President - Corporate Development. With over 25 years experience, Mr. Haskell has created, co-founded and built numerous technology companies. In 1993, he co-founded XL Vision and served as its President and Chief Operating Officer. Mr. Haskell was a member of the management team at Internet Capital Group where he served as Managing Director of Operations. In 2001, Mr. Haskell rejoined XL Tech as its President and Chief Operating Officer. Since 2002, Mr. Haskell has also been a director of XL Tech. Between 2005 and 2008, Mr. Haskell was the Chief Executive Officer and a director of AgCert International, PLC. Prior to XL Tech, Mr. Haskell spent over a decade in various technical and management roles in private industry. Mr. Haskell holds a B.Sc. in engineering and applied mathematics from Iowa State University.

Fred G. Tennant, 51, was appointed Executive Vice President - Business Development of PetroAlgae and has been Executive Vice President - Business Development of PA LLC since 2007. He is responsible for business development and marketing. Prior to joining PA LLC, Mr. Tennant was President and Managing Director of Shinkoh Technologies, Inc., a consulting firm specializing in international business development from 1992 to 2007. His earlier experience includes management and marketing positions with Continental Grain Company and the agri-chemicals division of W.R. Grace & Co. Mr. Tennant holds a B.Sc. in agri-business from the University of Arkansas and an MIBA from U.S. International University.

Heinrich Gugger, Ph.D., 59, was appointed Executive Vice President - Technology of PetroAlgae and has been Executive Vice President - Technology of PA LLC since December 2009. He is responsible for engineering programs, research and process development, as well as the supporting analytical laboratories. He has significant research and development, technology and business management experience in a variety of industries. Dr. Gugger joined XL Tech in 2007 as a serial Chief Executive Officer to lead Quonova, LLC, a subsidiary of XL Tech. During his career, he was the President of Syngenta Crop Protection Inc., an agricultural chemicals and bio-technology business, from 1998 to 2002, and subsequently became the Chief Executive Officer of Paradigm Genetics, Inc., later Icoria, Inc., a biotechnology research services company in the area of systems biology, from 2002 to 2005. Dr. Gugger holds a Ph.D. in chemistry from the University of Bern, Switzerland, and was an IBM World Trade Postdoctoral Fellow in Applied Physics at IBM’s Research Division in San Jose, California.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: August 11, 2010	By:	/S/ DAVID SZOSTAK
	Name:	David Szostak
	Title:	President